Exhibit 4.2



                         CARD ACQUISITION FUNDING LLC,

                                 Transferor

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,

                                   Servicer

                                      and

                             THE BANK OF NEW YORK,

                                    Trustee

        on behalf of the Certificateholders of Chase USA Master Trust
                  (formerly known as Providian Master Trust)
                  ----------------------------------------


                               SECOND AMENDMENT

                           Dated as of July 9, 2003

                                      to

                             AMENDED AND RESTATED
                        POOLING AND SERVICING AGREEMENT

                         Dated as of February 5, 2002

                --------------------------------------------



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          SECOND AMENDMENT, dated as of July 9, 2003 (the "Second Amendment"), to AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of
June 1, 1993 and amended and restated as of February 5, 2002 (as amended and supplemented through the date hereof, the "Pooling and Servicing Agreement"), by and among CARD ACQUISITION FUNDING LLC ("Card Acquisition Funding"), as Transferor, CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Servicer, and THE BANK OF NEW YORK, as Trustee.

          WHEREAS, Section 13.1(a) of the Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement from time to time upon the satisfaction of certain conditions;

          WHEREAS, the Servicer, the Transferor and the Trustee desire to amend the Pooling and Servicing Agreement as set forth below; and

          WHEREAS, all conditions precedent to the execution of this Amendment have been complied with;

          NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the Pooling and Servicing Agreement in the manner set forth below.

          Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

          SECTION 1. Amendment to SECTION 1.01. (a) SECTION 1.01 of the Pooling and Servicing Agreement shall be amended to delete the definition therein of "Recoveries" and replace it with the following definition of "Recoveries":

                  " `Recoveries' shall mean with respect to any Monthly Period the greater of

                            (a) the lesser of

                                 (i) all amounts recorded as recoveries during
                       such Monthly Period by the Servicer with respect to Receivables which have previously become Defaulted Receivables and

                                (ii) the excess, if any of (1) all amounts
                       recorded as recoveries on the Bank Portfolio by the Servicer during

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                       such Monthly Period and (2) the amount classified as
                       "Recoveries" pursuant to the Third Amended and Restated Pooling and Servicing Agreement, dated as of March 31, 2001 by and among Chase Manhattan Bank USA, National Association, as Transferor, JPMorgan Chase Bank, as Servicer, and The Bank of New York, as Trustee, as the same has been and may hereafter be amended, modified or otherwise supplemented from time to time, and

                            (b) the product of (i) all amounts recorded as
                       recoveries on the Bank Portfolio by the Servicer during such Monthly Period and (ii) a fraction, the numerator which shall be the Defaulted Receivables for such Monthly Period and the denominator of which shall be the aggregate amount of Principal Receivables in the Bank Portfolio which were charged off by the Servicer as uncollectible for such Monthly Period."

          SECTION  2.  No Waiver.  The execution and delivery of this Second
                       ---------
Amendment shall not constitute a waiver of a past default under the Pooling and Servicing Agreement or impair any right consequent thereon.

          SECTION 3. Pooling and Servicing Agreement in Full Force and Effect as
                     ----------------------------------------------------------
Amended. Except as specifically amended or waived hereby, all of the terms and
-------
conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Second Amendment. This Second Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Second Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

          SECTION 4. Counterparts. This Second Amendment may be executed
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simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

          SECTION 5. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS
AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, AND WITHOUT

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LIMITING THE GENERALITY OF THE FOREGOING, THE IMMUNITY AND STANDARD OF CARE OF
THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION  6.  Effective Date.  This Second Amendment shall become
                       --------------
effective as of the first day of June 2003.

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          IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Second Amendment to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                         CARD ACQUISITION FUNDING LLC
                                           Transferor


                                         By: /s/ Patricia Garvey
                                             ________________________________
                                             Name:  Patricia Garvey
                                             Title: Vice President

                                         CHASE MANHATTAN BANK USA,
                                         NATIONAL ASSOCIATION
                                          Servicer


                                         By: /s/ Keith Schuck
                                             ________________________________
                                             Name:  Keith Schuck
                                             Title: Senior Vice President


                                         THE BANK OF NEW YORK
                                          Trustee


                                         By: /s/ Daniel Rothman
                                             ________________________________
                                             Name:  Daniel Rothman
                                             Title: Assistant Vice President